Addendum to Expense Limitation Agreement

         This Addendum supplements the Expense Limitation Agreement dated October 19, 2004, by and between PBHG Funds (the "Trust") and Liberty Ridge Capital, Inc. (the "Agreement").


         WHEREAS, the Trust's Board of Trustees has approved the reorganization of the PBHG Select Growth Fund into the PBHG Large Cap Growth Concentrated Fund (formerly the PBHG Large Cap 20 Fund)(the "Large Cap Growth Concentrated Fund Reorganization");


         WHEREAS, the Trust's Board of Trustees has approved the reorganization of the PBHG Large Cap Fund into the PBHG Focused Fund (the "Focused Fund Reorganization");

         WHEREAS, the Trust's Board of Trustees has approved the reorganization of the PBHG Emerging Growth Fund into the PBHG Strategic Small Company Fund (the "Strategic Small Company Fund Reorganization");

         NOW, THEREFORE, the parties hereto agree as follows:

1. APPLICABLE EXPENSE LIMIT FOR PBHG LARGE CAP GROWTH CONCENTRATED FUND. Effective upon the closing of the Large Cap Growth Concentrated Fund Reorganization through March 31, 2006, the expense limitation amounts set forth in Schedules A, C and D to the Agreement for the PBHG Large Cap Growth Concentrated Fund are amended as follows:

         Share Class                        Expense Limit
         -----------                        -------------
         PBHG Class                         1.44%
         Class A                            1.69%
         Class C                            2.44%


2. APPLICABLE EXPENSE LIMIT FOR PBHG FOCUSED FUND. Effective upon the closing of the Focused Fund Reorganization through March 31, 2006, the expense limitation amounts set forth in Schedules A, B, C and D to the Agreement for the PBHG Focused Fund are amended as follows:


         Share Class                        Expense Limit
         -----------                        -------------
         PBHG Class                         1.22%
         Advisor Class                      1.47%
         Class A                            1.47%
         Class C                            2.22%


3. APPLICABLE EXPENSE LIMIT FOR PBHG STRATEGIC SMALL COMPANY FUND. Effective upon the closing of the Strategic Small Company Fund Reorganization through March 31, 2006, the expense limitation amounts set forth in Schedules A, B, C and D to the Agreement for the PBHG Strategic Small Company Fund are amended as follows:


         Share Class                        Expense Limit
         -----------                        -------------
         PBHG Class                         1.48%
         Advisor Class                      1.73%
         Class A                            1.73%
         Class C                            2.48%

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers.

         PBHG Funds                         Liberty Ridge Capital, Inc
         /s/ Lee T. Cummings                /s/ John M. Zerr
         ------------------------           -------------------------
         Name: Lee T. Cummings              Name: John M. Zerr
         Title: Chief Financial Officer     Title: Chief Operating Officer
         Date: December 15, 2004            Date: December 14, 2004